SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004 (April 1, 2004)

                           SK Technologies Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                      0-18184               52-1507455
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(State or other jurisdiction         (Commission          (IRS Employer
   of incorporation)                     file number)        Identification No.)

500 Australian Ave. S., Suite 619
West Palm Beach, FL                                               33401
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (561) 651-4146


                  3060 N.E. 42 Street, Ft. Lauderdale, FL 33308
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          (Former name or former address, if changes since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On April 1, 2004, Starliner Systems Inc., a British Virgin Islands corporation ("Starliner"), made a cash payment to certain shareholders of SK Technologies Corporation (the "Company"), a Delaware corporation, in the amount of three hundred fifty thousand dollars ($350,000) in exchange for 14,870,920 shares of the Company's restricted Common Stock, transferred pursuant to Section 4(1) of the Securities Act of 1933, as amended. In the same transaction, Starliner also received 211,034 shares of the Company's outstanding Series B Preferred Stock and all 793 shares of the Company's outstanding Series D Preferred Stock. All of these shares were acquired from five existing shareholders of the Company, specifically Calvin S. Shoemaker, Melvin Goldberg, Dorothy Eweson, Roger Oesterling, and Sixth Avenue Associates LLC.

     The purpose of this transaction was to effect a change of control of the Company to Starliner. As of the date of this filing, Starliner beneficially directly owns 75.7% of the issued and outstanding common stock of the Company.

     On March 31, 2004 the Company's existing Board of Directors ratified and approved by unanimous written consent the appointment of F. Peter Brewer, President of Starliner, as an additional Director of the Company to serve until the next meeting of the shareholders at which Directors are elected. Immediately after the appointment of F. Peter Brewer as a Director of the Company, the remaining directors and/or officers of the Company, Calvin S. Shoemaker, Melvin
T. Goldberger, Gary S. Spirer and David H. Peipers, all tendered their resignations, which the Company then accepted. Mr. Brewer now serves as the sole Officer and Director of the Company.

     The Company's executive offices have been relocated to 500 Australian Ave. S., Suite 619, West Palm Beach, FL 33401. The telephone number is (561) 651-4146.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SK Technologies corporation
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                                  (Registrant)


Date:    April 8, 2004


                                By: /s/ F. Peter Brewer
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                                F. Peter Brewer
                                Sole Officer and Director